UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 9, 2023, BioMarin Pharmaceutical Inc. (the “Company”) presented a business update at the 41st Annual J.P. Morgan Healthcare Conference (the “Presentation”), during which the Company disclosed that based on preliminary results the Company estimates that it generated approximately $2.09 billion in total revenues (unaudited) for the year ended December 31, 2022, including approximately $169 million in revenues (unaudited) for the year ended December 31, 2022 from sales of VOXZOGO®. The information in this Item 2.02 is unaudited, preliminary, and subject to the Company’s normal quarterly and annual accounting and financial statement closing procedures. The information in this Item 2.02 does not present all information necessary for an understanding of the Company’s results of operations for the fiscal year ended December 31, 2022, and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles. There can be no assurance that actual results will not differ from the preliminary estimates in this Item 2.02. The Company expects to report its results for the fourth quarter and full year 2022 in February 2023. The Presentation was previously announced by press release and was made available to the public via simultaneous webcast, and the slides that accompanied the Presentation were made available to the public on the Company’s website. A copy of the relevant slides relating to the aforementioned financial updates is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Relevant Slides from BioMarin Pharmaceutical Inc. J.P. Morgan 2023 Presentation, dated January 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements about the financial performance of BioMarin Pharmaceutical Inc., including preliminary estimated unaudited total revenues for the year ended December 31, 2022, including revenues from sales of VOXZOGO ®. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: completion of BioMarin’s normal quarterly and annual accounting and financial statement closing procedures for the quarter and the year ended December 31, 2022, and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as such factors may be updated by any subsequent reports. Investors are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: January 11, 2023	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, Chief Legal Officer